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                                                                    Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Aderis Pharmaceuticals, Inc. on Form S-1 of our report dated June 27, 2003, relating to the consolidated financial statements of Aderis Pharmaceuticals, Inc. as of and for the years ended December 31, 2001 and 2002 appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP


Boston, Massachusetts
August 26, 2003